Preliminary Draft: Subject to Change

Project Trilogy

Preliminary Discussion Materials for the Independent Committee

November 30, 2012 / Confidential

Jefferies International Limited
Authorised and Regulated by the Financial Services Authority

Jefferies

The following pages contain material provided to the Independent Committee of the Board of Directors (the "Committee") of Trilogy (the "Company" or "Trilogy") by Jefferies International Limited ("Jefferies").

These materials were prepared on a confidential basis in connection with an oral presentation to the Committee and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are for the use of the Committee (in its capacity as such) and may not be used for any other purpose without Jefferies' written consent.

The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information.

Jefferies does not provide accounting, tax, legal or regulatory advice. In addition, Jefferies and the Committee mutually agree that, subject to applicable law, the Company (and its employees, representatives and other agents) may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related thereto, without Jefferies imposing any limitation of any kind.

These materials have been prepared in English and any Chinese translation of these materials provided to the Committee by Jefferies are solely for informational purposes. Jefferies is not responsible for the accuracy or completeness of such translation and such translation will not be deemed to modify the substance of these materials.

Table of Contents

Preliminary Draft

Executive Summary

Executive Summary

Preliminary Draft

- On September 12, 2012, Trilogy announced that it had received a preliminary non-binding proposal from its Chairman and CEO, Dr. Lou, and CPEChina Fund, L.P., a China-focused private equity fund associated with CITIC Private Equity Funds Management Co. Ltd. ("CITIC"), to acquire all outstanding shares of Trilogy common stock not currently owned by Dr. Lou and his affiliates for $15.00 in cash per Trilogy American Depositary Share ("ADS" and, such proposal, the "Lou / CITIC Proposal") and that the Board of Directors had formed a special committee of independent directors (the "Committee").

- Thereafter, at the Committee's direction, a third-party solicitation process was undertaken in which 10 potential buyers were contacted to solicit indications of interest in the possible acquisition of Trilogy.

- In such process, two companies expressed interest and were invited to participate in the first round of such process.

- Initial indications of interest from these two companies and Dr. Lou/CITIC are due on Monday, December 3rd.

Preliminary Draft

Trilogy Trading Performance and Shareholder Overview

Trilogy Implied Multiples and Trading Summary

($ in millions, except per ADS data)

Preliminary Draft

Summary

	Data[5]	Unaffected[1][2]	At Market	At Lou / CITIC Proposal
		9/11/2012	11/26/2012	9/12/2012
Share Price ($ per ADS)		$11.59	$12.99	$15.00
Fully Diluted ADS Outstanding (mm)[3]		22.432	22.440	22.448
Implied Equity Market Value		**$260.0**	**$291.5**	**$336.7**
Plus: Debt & NCI (9/30/12)		$1.7	$1.8	$1.8
Less: Cash (9/30/12)[4]		($126.6)	($132.0)	($132.0)
Total Implied Enterprise Value ("TEV")		**$135.1**	**$161.2**	**$206.5**
Implied Multiples				
TEV / LTM Revenue	$101.9	1.3x	1.6x	2.0x
TEV / CY 2012E Revenue	106.8	1.3x	1.5x	1.9x
TEV / CY 2013E Revenue	119.2	1.1x	1.4x	1.7x
TEV / LTM Adj. EBITDA[6]	$30.0	4.5x	5.4x	6.9x
TEV / CY 2012E Adj. EBITDA[6]	28.3	4.8x	5.7x	7.3x
TEV / CY 2013E Adj. EBITDA[6]	26.5	5.1x	6.1x	7.8x
Price / CY 2012E EPS	$0.71	16.3x	18.3x	21.1x
Price / CY 2013E EPS	0.71	16.2x	18.2x	21.0x

Trading Statistics

Closing ADS Price (11/26/12)	$12.99
% of 52-Week High	*84.7%*
52-Week High (3/29/12)[7]	$15.33
52-Week Low (1/13/12)[7]	$9.26
3-Month Average Volume (000s)	54

Price Performance – Since IPO



Share Price ($ per ADS)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Volume (000s)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Feb-07
Feb-08
Feb-09
Feb-10
Feb-11
Feb-12
Volume
Share Price ($ per ADS)

Summary Ownership

	ADS	Value ($mm)	% Out.
Fidelity Management & Research Company	2,589,061	$33.6	11.7%
OrbiMed Advisors	2,088,300	27.1	9.5%
Sectoral Asset Management	958,173	12.4	4.3%
T. Rowe Price Associates	816,900	10.6	3.7%
Wellington Management Company	813,126	10.6	3.7%
FIL Investment Management (Singapore)	416,848	5.4	1.9%
Renaissance Technologies	404,200	5.3	1.8%
BlackRock Financial Management	385,684	5.0	1.7%
Columbus Circle Investors	300,588	3.9	1.4%
Fidelity Worldwide Investment (UK)	263,165	3.4	1.2%
Other	13,046,449	169.5	59.1%
Total Basic Shares Outstanding	22,082,494	$286.9	100.0%

Source: Trilogy management, Capital IQ and Trilogy public filings as of November 26, 2012.

(1) Last trading day prior to announcement of Lou / CITIC Proposal.
(2) Based on cash of $126.6 million and NCI of $1.7 million as of June 30, 2012 per Trilogy public filings.
(3) Based on ordinary shares of 154,577,456 divided by 7 to equal 22.082 million basic shares (ADS) outstanding as of September 30, 2012. Based on 0.271 million restricted stock units outstanding as of September 30, 2012 per Trilogy public filings and reflects the effect of treasury stock method on 0.149 million options with weighted average exercise price of $5.46 per share (ADS).
(4) Cash includes the following current assets on Trilogy's U.S. denominated balance sheet: "Cash and cash equivalents," "Time deposits with financial institutions" and "Available-for-sale securities."
(5) Financial projections per Trilogy management.
(6) Adjusted to exclude stock-based compensation.
(7) 52-week high and low based on intraday prices.

Volume Weighted Average ADS Price

Preliminary Draft

Market Snapshot

Based on Current ADS Price:

Current (11/26/12)	$12.99
1-Year VWAP[1]	$12.50
30-Day VWAP[1]	$13.20
52-Week High[2]	$15.33
52-Week Low[2]	$9.26
LTM ADTV (000's)	61.2

Prior to Lou / CITIC Proposal Announcement:

Unaffected (9/11/12)	$11.59
1-Year VWAP[1]	$12.18
30-Day VWAP[1]	$11.54
52-Week High[2]	$15.33
52-Week Low[2]	$9.26
LTM ADTV (000's)	62.7

Last 12 Months (Actual)[1]



120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
4.2%
4.2%
14.9%
10.7%
34.4%
19.5%
51.9%
17.6%
93.1%
41.2%
98.9%
5.8%
100.0%
1.1%
$9.00 - $10.00
$10.00 - $11.00
$11.00 - $12.00
$12.00 - $13.00
$13.00 - $14.00
$14.00 - $15.00
$15.00 - $16.00
Volume Traded
Cumulative Volume

Last 12 Months (Pre-Lou / CITIC Proposal Announcement on 09/12/12)[1]



120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
4.1%
4.1%
20.1%
16.0%
46.4%
26.3%
66.4%
20.1%
93.6%
27.2%
99.0%
5.3%
100.0%
1.0%
$9.00 - $10.00
$10.00 - $11.00
$11.00 - $12.00
$12.00 - $13.00
$13.00 - $14.00
$14.00 - $15.00
$15.00 - $16.00
Volume Traded
Cumulative Volume

Source: Capital IQ as of November 26, 2012.
(1) Based on daily closing prices.
(2) 52-week high and low based on intraday prices.

Trilogy Annotated Historical ADS Price Performance — Last Two Years

Preliminary Draft

Annotated ADS Price Graph — Last Two Years



Share Price ($ per ADS)
20.00
17.00
14.00
11.00
8.00
Volume (000s)
700
600
500
400
300
200
100
0
11/26/10
3/10/11
6/22/11
10/5/11
1/17/12
5/1/12
8/13/12
11/26/12
Volume
Share Price ($ per ADS)

Current (11/26/12)	$12.99
52-Week High	15.33
52-Week Low	9.26
3-Month Ave.	12.98
6-Month Ave.	12.58
1-Year Ave.	12.40

1	05/12/11	Announced 2011 first quarter results; first quarter revenues increased by 22.7% year-over-year to $18.1 million; submitted application to conduct clinical trials of voclosporin; began seeking regulatory approval for EPIAO in selected PICS markets
2	07/12/11	China SFDA approved 36,000 IU dosage formulation of EPIAO for treatment of anemia associated with chemotherapy in cancer patients
3	08/09/11	Announced changes to board of directors
4	08/16/11	Announced 2011 second quarter and first half results; second quarter revenues increased by 29.0% year-over-year
5	11/11/11	Announced 2011 third quarter results; third quarter revenues increased by 27.5% year-over-year to $23.1 million and operating income increased by 48.7%
6	03/09/12	Entered into a nationwide supply agreement with DaVita for anemia management drugs throughout China; announced fourth quarter 2011 and year-end results
7	06/28/12	China SFDA approved application to conduct the China arm of a multi-center, randomized, concentration-controlled Phase III trial of voclosporin, a new generation calcineurin inhibitor licensed from Isotechnika Pharma, Inc., for renal transplant patients
8	08/15/12	Announced 2012 second quarter and first half results; second quarter revenues increased 31.0% year-over-year. Announced anti-TNF innovative NDA submitted to SFDA and acquisition of rights to metadoxine, a treatment for alcoholic liver disease
9	09/12/12	Received Lou / CITIC Proposal
10	11/11/12	Announced 2012 third quarter results; third quarter revenues increased by 22.5% year-over-year to $28.7 million; Trilogy management reiterated 2012 net revenue guidance of $99 million - $106 million

Source: Capital IQ as of November 26, 2012 and Trilogy earnings transcripts.

Relative Historical ADS Price Performance

Preliminary Draft

Price Performance Last Two Years



225%
200%
175%
150%
125%
100%
75%
50%
25%
11/26/2010
3/27/2011
7/27/2011
11/26/2011
3/27/2012
7/27/2012
11/26/2012
56.8%
18.2%
As of 9/11/2012:
(28.3%)
(19.7%)
(22.4%)
Trilogy
Selected US-focused Companies (1)
Selected Chinese Companies (2)
S&P 500

	Share Price Trading Performance		
	LTM	6 Months	3 Months
Trilogy	8.0%	(0.3%)	7.5%
Selected US-focused Companies Index[1]	7.9%	(16.4%)	(22.2%)
Selected Chinese Companies Index[2]	18.8%	17.2%	7.8%
S&P 500	20.8%	7.4%	(0.4%)

Source: Capital IQ as of November 26, 2012.
(1) Selected US-focused Companies Index includes: Cubist Pharmaceuticals (NasdaqGS:CBST), Hi-Tech Pharmacal (NasdaqGS:HITK), Jazz Pharmaceuticals (NYSE:JAZZ), Questcor (NYSE:QCOR), Salix Pharmaceuticals (NasdaqGS:SLXP), Spectrum Pharmaceuticals (NYSE:SPPI) and The Medicines Company (NYSE:MDCO).
(2) Selected Chinese Companies Index includes: Lansen Pharmaceutical (SEHK:503), Lee's Pharmaceutical (SEHK:950), SciClone Pharmaceuticals (NasdaqGS:SCLN), Sihuan Pharmaceuticals (SEHK:460), Simcere Pharmaceuticals Group (NYSE:SCR), Sino Biopharmaceutical (SEHK:1177) and Sinovac Biotech (NasdaqGS:SVA).

Shareholder Overview

Preliminary Draft

Account	Holdings (ADS)	Holdings [1] ($MM)	% Outstanding	Equity Assets ($MM)	City
Fidelity Management & Research Company	2,589,061	$33.6	11.7%	$615,905	Boston
OrbiMed Advisors	2,088,300	27.1	9.5%	4,095	New York
Sectoral Asset Management	958,173	12.4	4.3%	3,488	Montreal
T. Rowe Price Associates	816,900	10.6	3.7%	367,598	Baltimore
Wellington Management Company	813,126	10.6	3.7%	301,645	Boston
FIL Investment Management (Singapore)	416,848	5.4	1.9%	4,950	Singapore
Renaissance Technologies	404,200	5.3	1.8%	32,595	New York
BlackRock Financial Management	385,684	5.0	1.7%	124,904	New York
Columbus Circle Investors	300,588	3.9	1.4%	13,001	Stamford
Fidelity Worldwide Investment (UK)	263,165	3.4	1.2%	55,943	London
Baillie Gifford	254,300	3.3	1.2%	57,444	Edinburgh
Handelsbanken Asset Management	207,900	2.7	0.9%	19,004	Stockholm
UBS O'Connor	205,000	2.7	0.9%	5,815	Chicago
Royce & Associates	161,280	2.1	0.7%	34,746	New York
East Capital Asset Management	161,089	2.1	0.7%	3,357	Stockholm
Gabelli Funds	125,313	1.6	0.6%	31,587	Rye
Kornitzer Capital Management	121,093	1.6	0.5%	6,425	Shawnee Mission
D. E. Shaw & Co	104,035	1.4	0.5%	26,594	New York
Altrinsic Global Advisors	93,100	1.2	0.4%	6,451	Greenwich
Delta Lloyd Asset Management	79,822	1.0	0.4%	6,469	Amsterdam
Two Sigma Investments	73,819	1.0	0.3%	14,394	New York
Invesco PowerShares Capital Management	71,013	0.9	0.3%	53,382	Wheaton
BlackRock Investment Management (UK)	61,519	0.8	0.3%	141,255	London
Zürcher Kantonalbank (Asset Management)	60,800	0.8	0.3%	5,979	Zurich
DWS Investment GmbH	59,513	0.8	0.3%	52,884	Frankfurt
Total of Top 25 Institutions:	**10,875,641**	**$141.3**	**49.3%**		
Other Institutional Holders	525,526	6.8	2.4%		
Total Institutional Holders	11,401,167	$148.1	51.6%		
Dan Lou	1,404,860	18.2	6.4%		
Dr. Jing Lou	737,821	9.6	3.3%		
Bin Huang	181,017	2.4	0.8%		
Total Insiders	**2,323,697**	**$30.2**	**10.5%**		
Total Retail and Other	8,357,629	108.6	37.8%		
Total Basic Shares	**22,082,494**	**$286.9**	**100.0%**		

Shareholder Base

Investor Breakdown[2]



Retail
37.8%
Institutional
51.6%
Insiders
10.5%

Regional Breakdown[3]



MA
13%
Other
2%
TX
2%
NY
23%
Mid-West
9%
CA
4%
Mid-Atlantic
6%
International
41%

Ownership Summary by Fund Type

	No. of institutions	No. of shares (ADS)	% of institutional
Institutions			
Value	**16**	**5,966,226**	**52.3%**
GARP	9	4,527,996	39.7%
Core Value	5	1,232,454	10.8%
Income Value	0	0	0.0%
Deep Value	2	205,776	1.8%
Growth	**21**	**2,311,340**	**20.3%**
Aggressive Growth	3	470,580	4.1%
Core Growth	14	1,306,083	11.5%
Momentum	0	0	0.0%
Growth	4	534,677	4.7%
Other	**13**	**3,123,601**	**27.4%**
Hedge Fund	7	865,165	7.6%
Index Fund	4	119,241	1.0%
Sector specific	2	2,139,195	18.8%
Specialty	0	0	0.0%
Yield	0	0	0.0%
Total	50	11,401,167	100.0%

Source: Thomson Financial, Bloomberg data. Account holdings are based on Schedule 13F filings (as of 9/30/12). Insider holdings based on proxy statement and shareholder Form 4 filings.
(1) Holdings based on closing ADS price of $12.99 as of November 26, 2012.
(2) Total ownership may exceed 100% due to timing differences.
(3) Regional Breakdown is by number of institutional accounts in specified location.

Jefferies

Institutional Ownership Momentum

Preliminary Draft

Top Recent Buyers

Account	Style	Current holdings	Last 4 qtrs momentum	Q3 2012	Momentum Q2 2012	Momentum Q1 2012	Q4 2011
T. Rowe Price Associates	GARP	816,900	816,900	313,100	81,100	422,700	-
FIL Investment Management (Singapore)	Aggres. Gr.	416,848	416,848	40,757	147	228,594	147,350
OrbiMed Advisors	Sector Specific	2,088,300	383,700	-	(55,200)	(29,600)	468,500
Handelsbanken Asset Management	Core Growth	207,900	177,900	91,000	86,900	-	-
East Capital Asset Management AB	Growth	161,089	161,089	161,089	-	-	-
Gabelli Funds	Core Value	125,313	125,313	70,613	-	(5,300)	60,000
Altrinsic Global Advisors	Core Value	93,100	93,100	-	-	93,100	-
Fidelity Management & Research Company	GARP	2,589,061	90,558	(223,900)	528,799	(132,400)	(81,941)
Zürcher Kantonalbank (Asset Management)	Growth	60,800	60,800	-	-	10,800	50,000
Renaissance Technologies	Hedge Fund	404,200	59,800	20,400	(1,000)	(33,200)	73,600
	Total:	**6,963,511**	**2,386,008**	**473,059**	**640,746**	**554,694**	**717,509**
			VWAP	**$13.06**	**$13.23**	**$12.26**	**$11.14**

Top Recent Sellers

Account	Style	Current holdings	Last 4 qtrs momentum	Q3 2012	Momentum Q2 2012	Momentum Q1 2012	Q4 2011
BlackRock Financial Management	Core Growth	385,684	(1,111,416)	(574,000)	(521,316)	(4,400)	(11,700)
Wellington Management Company	Core Value	813,126	(452,490)	13,040	(25,482)	(271,285)	(168,763)
Essex Investment Management Company	Aggres. Gr.	12,600	(382,104)	(148,166)	(37,983)	(63,088)	(132,867)
Federated Investors	Core Growth	-	(369,800)	-	-	(115,218)	(254,582)
Martin Currie Investment Management	Core Growth	-	(304,000)	-	-	(304,000)	-
Sectoral Asset Management	GARP	958,173	(279,673)	13,539	(60,322)	(395,957)	163,067
Columbus Circle Investors	Growth	300,588	(251,928)	(159,671)	(140,602)	(32,044)	80,389
JPMorgan Asset Management U.K.	Core Growth	-	(178,000)	(148,800)	(29,200)	-	-
Wasatch Advisors	GARP	-	(162,215)	-	-	-	(162,215)
BlackRock Investment Management	Deep Value	-	(157,100)	-	-	-	(157,100)
	Total:	**2,470,171**	**(3,648,726)**	**(1,004,058)**	**(814,905)**	**(1,185,992)**	**(643,771)**
			VWAP	**$13.06**	**$13.23**	**$12.26**	**$11.14**

Source: Thomson Financial. Account holdings are based on Schedule 13F filings (as of 9/30/12), excludes index funds and broker dealers.

Jefferies

Selected Wall Street Perspectives on Trilogy

($ in millions, except per ADS data)

Preliminary Draft

Earnings for the third quarter were released on November 11, 2012

Firm	Analyst	Recommendation	Date	ADS Price On Report Date	Target ADS Price On Report Date	Target ADS Price Before Lou / CITIC Proposal	Revenue CY '12 ($mm)	Revenue CY '13 ($mm)	Revenue CY '14 ($mm)	EBIT CY '12 ($mm)	EBIT CY '13 ($mm)	EBIT CY '14 ($mm)	EPS (Adjusted) CY '12 ($)	EPS (Adjusted) CY '13 ($)	EPS (Adjusted) CY '14 ($)
Morgan Stanley	Li	Overweight	11/18/12	$13.08	na	na	$105.9	$140.0	$168.3	$23.2	$28.3	$33.2	$0.88	$1.15	$1.32
Aegis	Selvaraju	Buy	11/12/12	13.36	25.00	na	106.6	128.4	na	21.1	19.4	na	0.71	0.79	na
Oppenheimer	Yin	na	11/12/12	13.36	na	16.00	104.9	118.1	131.5	22.2	22.5	24.7	0.75	0.88	0.96
HSBC	Park	Overweight	09/24/12	13.31	19.90	17.60	101.1	120.7	143.5	21.6	25.6	30.1	na	na	na
Cowen & Company	Lu	Outperform	09/18/12	13.41	na	na	106.3	123.4	143.8	24.4	26.4	31.1	1.01	1.10	1.27
Piper Jaffray	Zhou	Overweight	08/16/12	11.86	22.00	22.00	107.5	128.8	na	25.2	33.5	na	1.05	1.32	na
Mean				**$13.06**	**$22.30**	**$18.53**	**$105.4**	**$126.6**	**$146.7**	**$22.9**	**$25.9**	**$29.8**	**$0.88**	**$1.05**	**$1.18**
Median				**$13.34**	**$22.00**	**$17.60**	**$106.1**	**$125.9**	**$143.6**	**$22.7**	**$26.0**	**$30.6**	**$0.88**	**$1.10**	**$1.27**
	Buy	**5**	**100.0%**[(1)]												
	Hold	**0**	**0.0%**												
	Sell	**0**	**0.0%**												
Trilogy Management (USD) [(2)]							**$106.8**	**$119.2**	**$135.2**	**$20.7**	**$18.4**	**$23.9**	**$0.71**	**$0.71**	**$0.89**
Management Projections vs. Wall Street Mean							$1.4	($7.4)	($11.5)	($2.2)	($7.5)	($5.9)	($0.17)	($0.33)	($0.30)
% difference from Mean							*1.4%*	*(5.8%)*	*(7.9%)*	*(9.5%)*	*(29.0%)*	*(19.7%)*	*(19.2%)*	*(31.9%)*	*(25.0%)*
Management Projections vs. Wall Street Median							$0.7	($6.7)	($8.4)	($1.9)	($7.6)	($6.7)	($0.17)	($0.39)	($0.38)
% difference from Median							*0.7%*	*(5.3%)*	*(5.9%)*	*(8.5%)*	*(29.2%)*	*(21.8%)*	*(19.2%)*	*(35.1%)*	*(30.2%)*

- Management's projections for revenue and earnings are lower than Wall Street's expectations likely due in part to the following factors:
  - Increased pricing pressures from Chinese government and customers
  - New competition for currently marketed products
  - Increased sales and marketing spend in new markets
  - Current and upcoming research and development spend associated with new products

Source: Wall Street research and Trilogy management.
Note: Piper Jaffray reports financials in RMB and provides the following exchange rates to convert RMB to USD, 6.2875 for 2012 and 6.2500 in 2013 and beyond. Oppenheimer reports financials in RMB and provides the following exchange rates to convert RMB to USD, 6.300 for 2012 and beyond. "na" denotes not publicly available.
(1) 100% of firms that have a rating on Trilogy have issued a "Buy" rating.
(2) Financial information converted from Chinese Renminbi to U.S. Dollars based on average exchange rate for each of 2009A (6.833), 2010A (6.771), 2011A (6.465) and LTM 9/30/12 (6.338), and spot rate as of November 26, 2012 for 2012P-2017P (6.227).

Preliminary Financial Analysis Summary

Summary Historical and Projected Financials

($ in millions, except per ADS data)

Preliminary Draft

- Projections from 2012P – 2017P provided by Trilogy management
- Financials have been converted into U.S. Dollars at rates in footnote below
- Management projects revenue growth deceleration and gross margin degradation due to:
  - Increased pricing pressure
  - New competition for currently marketed products
- Management projects operating margin compression due to:
  - Increased sales and marketing spend in new markets
  - Current and upcoming research and development spend associated with new products

Historical and Projected Financial Performance

	Fiscal Year Ending December 31,										
	2009A	2010A	2011A	LTM 9/30/12	2012P	2013P	2014P	2015P	2016P	2017P	'12 - '17 CAGR (%)
Total Revenue	$46.4	$61.8	$83.8	$101.9	$106.8	$119.2	$135.2	$148.6	$161.1	$172.7	10.1%
Cost of Sales	3.7	6.2	9.0	10.7	12.8	15.5	18.9	22.3	25.8	29.4	
Gross Profit	$42.7	$55.7	$74.8	$91.2	$94.0	$103.7	$116.3	$126.3	$135.3	$143.3	8.8%
Research & Development	2.8	5.8	6.5	10.6	10.0	13.4	9.5	10.2	12.4	13.5	
Sales & Marketing	22.2	28.8	39.4	46.2	50.2	57.2	66.2	74.3	80.5	86.4	
General & Administrative	5.3	8.2	10.3	11.9	13.2	14.7	16.7	18.4	19.9	21.3	
Total Operating Expenses	30.3	42.8	56.2	68.7	73.4	85.3	92.4	102.9	112.8	121.2	
Grant Income	0.1	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.0	
Operating Income	$12.4	$13.0	$18.8	$22.6	$20.7	$18.4	$23.9	$23.5	$22.5	$22.1	1.3%
Other Income / (Expense)	1.5	2.2	2.3	(0.8)	(0.3)	2.6	2.7	2.9	3.1	3.5	
Pre-tax Income	13.9	15.2	21.1	21.9	20.4	21.1	26.7	26.4	25.7	25.7	
Income Tax Expense	1.7	3.2	4.4	4.9	4.2	4.4	5.6	5.5	5.4	5.4	
Net Income	$12.2	$12.0	$16.7	$16.9	$16.2	$16.6	$21.1	$20.8	$20.3	$20.3	4.6%
Non-Controlling Interest Expense	0.0	0.0	(0.1)	(0.0)	(0.1)	0.0	0.0	0.0	0.0	0.0	
Net Income Attributable to Trilogy	$12.2	$12.0	$16.8	$17.0	$16.3	$16.6	$21.1	$20.8	$20.3	$20.3	4.5%
Weighted Avg. ADS O/S	21.5	21.6	21.9	22.4	22.9	23.3	23.7	24.2	24.6	25.0	
EPS ($ per ADS)	$0.57	$0.56	$0.77	$0.76	$0.71	$0.71	$0.89	$0.86	$0.82	$0.81	2.6%
Operating Income	12.4	13.0	18.8	22.6	20.7	18.4	23.9	23.5	22.5	22.1	
Depreciation & Amortization	1.2	2.2	3.5	3.9	4.0	4.5	4.8	6.6	6.9	10.6	
Stock Based Compensation	1.0	3.6	3.3	3.5	3.5	3.5	3.5	3.5	3.5	3.5	
Adjusted EBITDA	$14.6	$18.8	$25.6	$30.0	$28.3	$26.5	$32.3	$33.6	$33.0	$36.3	5.1%
Capital Expenditures	14.0	6.0	5.4	5.3	5.3	19.0	19.0	11.4	11.4	3.0	
Purchase of Intangible Assets	0.0	6.1	1.3	1.6	1.9	1.9	1.9	1.9	1.9	1.9	
Increase in Net Working Capital		8.3	1.7	na	5.2	2.7	3.1	2.7	2.2	2.1	
Growth											
Revenue		33.3%	35.5%	na	27.5%	11.6%	13.4%	9.9%	8.4%	7.2%	
Gross Profit		30.4%	34.4%	na	25.7%	10.3%	12.1%	8.7%	7.1%	5.9%	
Operating Income		4.5%	44.6%	na	10.2%	(11.1%)	29.8%	(1.8%)	(4.1%)	(1.7%)	
Adjusted EBITDA		29.1%	36.0%	na	10.3%	(6.3%)	21.9%	4.3%	(1.9%)	9.9%	
Net Income		(1.7%)	39.4%	na	(3.1%)	2.6%	26.6%	(1.0%)	(2.7%)	(0.0%)	
Margins											
Gross Profit	92.0%	90.1%	89.3%	89.5%	88.0%	87.0%	86.0%	85.0%	84.0%	83.0%	
Operating Expense	65.4%	69.3%	67.1%	67.5%	68.7%	71.6%	68.4%	69.2%	70.1%	70.2%	
Operating Income	26.8%	21.0%	22.5%	22.2%	19.4%	15.5%	17.7%	15.8%	14.0%	12.8%	
Adjusted EBITDA	31.5%	30.5%	30.6%	29.4%	26.4%	22.2%	23.9%	22.6%	20.5%	21.0%	
Net Income	26.3%	19.4%	20.0%	16.6%	15.2%	14.0%	15.6%	14.0%	12.6%	11.7%	

Source: Historical financial data per Trilogy public filings and Trilogy management. Projected financial information per Trilogy management.
Note: Financial information converted from Chinese Renminbi to U.S. Dollars based on average exchange rate for each of 2009A (6.833), 2010A (6.771), 2011A (6.465) and LTM 9/30/12 (6.338), and spot rate as of November 26, 2012 for 2012P-2017P (6.227). "na" denotes data not available.

Methodologies and Additional Information

Preliminary Draft

Methodology	General Description	Comments
Selected Public Companies Analysis	▪ A method of valuing an entity relative to selected publicly traded companies that are deemed relevant based on various financial and operating characteristics	▪ Reviewed seven public companies in the Chinese pharmaceuticals sector, as well as seven public companies in the U.S.-focused specialty pharmaceuticals sector
Selected Precedent Transactions Analysis	▪ A method of valuing an entity relative to selected merger and acquisition ("M&A") transactions involving companies that are deemed relevant based on various financial and operating characteristics	▪ Reviewed 9 selected transactions announced since 2008 involving companies in the Chinese pharmaceuticals sector or the ex-China specialty pharmaceuticals sector
Discounted Cash Flow Analysis	▪ A method of valuing an entity based on its risk-adjusted projected cash flow	▪ Terminal values calculated using perpetuity growth rates of 4.0% to 6.0% ▪ Present values calculated using discount rates of 12.0% – 13.0%

Additional Information		
Premiums Paid	▪ A review, as an additional reference point for informational purposes, of premiums paid in selected M&A transactions with public sellers	▪ Reviewed 23 China-based public take-private transactions announced since 1/1/2010 ▪ Also reviewed the selected transactions included in the Selected Precedent Transactions Analysis

Note: Jefferies did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying these materials.

Preliminary Financial Analysis

($ per ADS)

Preliminary Draft

Methodology

Selected Public Companies Analysis

- CY2013E P/E
- CY2012E EV/EBITDA
- CY2013E EV/EBITDA

Selected Precedent Transactions Analysis

- LTM 9/30/12 EBITDA

Discounted Cash Flow Analysis

Premiums Paid[5]

- China Take-Private Transactions
- Selected Precedent Transactions

Adjusted EBITDA:

- LTM 9/30/12[3]
- CY2012E[2][3]

Implied Equity Value per ADS[1]



Unaffected Closing ADS Price (9/11/12):[2] $11.59
Lou / CITIC Proposal (9/12/12): $15.00
$10.35
$11.78
$16.51
$19.02
$14.06
$15.83
$17.82
$20.49
$12.27
$15.35
$13.91
$15.07
$13.91
$14.49
$7.50
$10.00
$12.50
$15.00
$17.50
$20.00
$22.50
Enterprise Value /
1.3x
1.3x
3.1x
3.3x
5.0x
5.3x
6.9x
7.3x
8.8x
9.3x
10.6x
11.3x
12.5x
13.3x

Selected Metrics

- 14.5x – 16.5x CY2013E Adj. EPS of $0.71[3]
- 8.5x – 10.5x CY2012E Adjusted EBITDA of $28.3mm[3][4]
- 7.0x – 8.5x CY2013E Adjusted EBITDA of $26.5mm[3][4]
- 9.0x – 11.0x LTM Adjusted EBITDA of $30.0mm[3]
- Perpetuity Growth: 4.0% – 6.0%
- Discount Rate: 12.0% – 13.0%
- 20% - 30% Premium to Unaffected Closing ADS Price (9/11/12)[2] of $11.59
- 20% - 25% Premium to Unaffected Closing ADS Price (9/11/12)[2] of $11.59

Metric

- $30.0mm
- $28.3mm

Source: Trilogy management and Capital IQ.

(1) Based on net cash of $130.3 million (net of $1.8 million of non-controlling interest) as of September 30, 2012 per Trilogy public filings. Based on 22.082 million basic shares (ADS) outstanding as of September 30, 2012, 0.271 million restricted stock units outstanding as of June 30, 2012 per Trilogy public filings, and reflects the effect of treasury stock method on 0.149 million options with weighted average exercise price of $5.46 per share (ADS).
(2) Last trading day prior to announcement of Lou / CITIC Proposal.
(3) Based on Trilogy management projections. Trilogy financials converted from Chinese Renminbi to U.S. Dollars (see page 12 for additional details).
(4) Adjusted to exclude stock-based compensation.
(5) For informational purposes.

Selected Public Companies Analysis

($ in millions, except per share data)

Preliminary Draft

Company	Closing Share Price (11/26/12) ($)	% of 52-Wk High (%)	FD Equity Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Adj. EBITDA [3] CY12 (x)	EV / Adj. EBITDA [3] CY13 (x)	Price / EPS CY13 (x)	Revenue CAGR '12-'14 (%)	EBITDA CAGR '12-'14 (%)
Biopharma - China									
Lansen Pharmaceutical Holdings Co., Ltd	$0.28	86.0%	$115	$136	9.7x	7.6x	7.1x	19.9%	25.4%
Lee's Pharmaceutical Holdings Ltd.	0.64	88.8%	338	300	13.9x	10.4x	15.4x	28.4%	30.9%
SciClone Pharmaceuticals, Inc.	4.27	56.3%	242	156	3.5x	2.8x	na	na	21.1%
Sihuan Pharmaceutical Holdings Group Ltd.	0.41	96.1%	2,137	1,751	8.7x	7.2x	11.8x	20.7%	18.3%
Simcere Pharmaceutical Group.	7.91	76.4%	432	535	14.7x	12.4x	22.2x	11.3%	18.6%
Sino Biopharmaceutical Ltd.	0.47	98.1%	2,334	2,123	9.2x	8.0x	19.2x	19.9%	15.2%
Sinovac Biotech Ltd.	2.72	77.7%	150	110	nm	nm	nm	11.4%	nm
Median		**86.0%**			**9.5x**	**7.8x**	**15.4x**	**19.9%**	**19.9%**
Biopharma - U.S-Focused Companies									
Cubist Pharmaceuticals Inc.	$39.74	79.7%	$2,868	$2,492	8.9x	8.9x	14.3x	9.8%	0.7%
Hi-Tech Pharmacal Co. Inc.	34.47	77.3%	491	401	6.8x	6.7x	12.0x	5.8%	na
Jazz Pharmaceuticals plc	51.85	86.4%	3,338	3,611	10.9x	7.8x	9.2x	26.0%	31.9%
The Medicines Company	21.37	79.3%	1,187	916	11.6x	7.0x	12.5x	10.5%	na
Questcor Pharmaceuticals, Inc.	27.84	47.3%	1,735	1,623	5.7x	4.4x	7.0x	16.8%	9.4%
Salix Pharmaceuticals Ltd.	41.36	73.9%	2,600	2,894	11.2x	8.2x	12.6x	22.8%	32.2%
Spectrum Pharmaceuticals, Inc. [4]	11.28	64.5%	734	662	8.6x	4.6x	8.0x	4.5%	47.2%
Median		**77.3%**			**8.9x**	**7.0x**	**12.0x**	**10.5%**	**31.9%**
Trilogy (Unaffected) [5]	**$11.59**	**75.6%**	**$260**	**$135**	**4.8x**	**5.1x**	**16.2x**	**12.5%**	**6.9%**
Trilogy (at Lou / CITIC Proposal) [6]	**15.00**	**97.8%**	**337**	**206**	**7.3x**	**7.8x**	**21.0x**	**12.5%**	**6.9%**

Source: Trilogy public filings, Bloomberg and Capital IQ as of November 26, 2012.

Note: "na" indicates data is not available; "nm" indicates data is not meaningful (i.e., EV / Adj. EBITDA multiple or Price / EPS multiple was greater than 20.0x or 30.0x, respectively).

(1) FD Equity Value = Share Price * (Common Shares Outstanding + Restricted Stock + Options and Warrants per the Treasury Stock Method).
(2) Enterprise Value = FD Equity Value – Cash and Cash Equivalents + Total Debt + Preferred Equity + Non-Controlling Interests.
(3) Adjusted EBITDA includes the add-back of stock-based compensation.
(4) Spectrum Pharmaceuticals balance sheet pro forma for Allos Therapeutics acquisition ($108 million net of Allos cash). 2012 EBITDA is pro forma for full-year impact of transaction and 2012 EPS is consensus without pro forma adjustments.
(5) Based on Trilogy closing ADS price on September 11, 2012, the last trading day prior to announcement of Lou / CITIC Proposal.
(6) Based on Lou / CITIC Proposal.

Selected Precedent Transactions Analysis

Preliminary Draft

Date Announced	Acquirer	Target	Transaction Value[1] ($mm)	TV / Adj. EBITDA[2] LTM (x)	% Premium Paid 1 Day (%)
05/09/12	CEO	Nuokang Bio-Pharmaceutical	77.9	14.3x	56.8%
11/09/11	STADA	Spirig Pharma	107.8	10.2x	na
08/01/11	Shionogi	C&O	236.1	10.0x	11.1%
10/29/10	Hikma Pharmaceuticals	Baxter's US Generic Injectables Division	112.0	7.7x	na
10/28/10	Sanofi-Aventis	BMP Sunstone	509.0	nm	30.5%
04/08/10	CEO / Fosun	Tongjitang	102.9	nm	19.0%
08/24/09	Management / MSPE	Sihuan	254.2	5.2x	25.2%
03/31/08	Teva Pharmaceutical Industries	Bentley Pharmaceuticals	342.7	17.4x	na
02/05/08	MBK / Management	Luye	243.1	15.0x	13.3%
Median				**10.2x**	**22.1%**
09/12/12	**Lou / CITIC Proposal**	**Trilogy**	**206.5**	**6.9x**	**29.4%**

Source: Public filings, press releases, Capital IQ and Wall Street research.
Note: "na" indicates data is not publicly available; "nm" indicates data is not meaningful (i.e., if company did not trade or if TV/EBITDA multiple was greater than 30.0x).
(1) Transaction Value = FD Equity Value – Cash and Cash Equivalents + Total Debt + Preferred Equity + Non-Controlling Interests.
(2) Adjusted EBITDA includes add-back of stock-based compensation.

DCF Analysis

($ in millions, except per ADS data)

Preliminary Draft

($ in millions, except per ADS)	Fiscal Year Ending December 31,						CAGR	
	2012P	2013P	2014P	2015P	2016P	2017P	12P – 17P	FCF n+1[1]
Revenue	**$106.8**	**$119.2**	**$135.2**	**$148.6**	**$161.1**	**$172.7**	*10.1%*	**$181.3**
% Growth		*11.6%*	*13.4%*	*9.9%*	*8.4%*	*7.2%*		
Adjusted EBITDA	**28.3**	**26.5**	**32.3**	**33.6**	**33.0**	**36.3**	*5.1%*	**38.1**
Less: Depreciation & Amortization	(4.0)	(4.5)	(4.8)	(6.6)	(6.9)	(10.6)		(11.1)
Less: Stock-Based Compensation	(3.5)	(3.5)	(3.5)	(3.5)	(3.5)	(3.5)		(3.5)
EBIT	**20.7**	**18.4**	**23.9**	**23.5**	**22.5**	**22.1**	*1.3%*	**23.4**
Less: Tax Expense	(4.2)	(4.4)	(5.6)	(5.5)	(5.4)	(5.4)		(5.7)
NOPAT	**16.5**	**14.0**	**18.3**	**17.9**	**17.1**	**16.8**		**17.7**
Plus: Depreciation & Amortization	4.0	4.5	4.8	6.6	6.9	10.6		11.1
Plus: Stock-Based Compensation	3.5	3.5	3.5	3.5	3.5	3.5		3.5
Less: Capital Expenditures[2]	(5.3)	(19.0)	(19.0)	(11.4)	(11.4)	(3.0)		(9.2)
Less: Purchase of Intangible Assets[3]	(1.9)	(1.9)	(1.9)	(1.9)	(1.9)	(1.9)		(1.9)
Less: Increase in Net Working Capital	(5.2)	(2.7)	(3.1)	(2.7)	(2.2)	(2.1)		(2.2)
Unlevered Free Cash Flow	**11.7**	**(1.6)**	**2.7**	**12.1**	**12.0**	**23.8**		**19.1**
PV of Free Cash Flow[4]		**(1.5)**	**2.3**	**9.0**	**8.0**	**14.0**		

Implied Value Per ADS[5]

Discount Rate	Perpetuity Growth Rate		
	4.0%	5.0%	6.0%
12.0%	$13.21	$14.13	$15.35
12.5%	12.72	13.51	14.54
13.0%	12.27	12.96	13.84

Implied LTM EBITDA Exit Multiple (x)

Discount Rate	Perpetuity Growth Rate		
	4.0%	5.0%	6.0%
12.0%	6.5x	7.5x	8.8x
12.5%	6.1x	7.0x	8.2x
13.0%	5.8x	6.6x	7.6x

Source: Projections per Trilogy management.
Note: Present value date of December 31, 2012.
(1) Assumes annual growth equal to perpetuity growth rate of 5.0%.
(2) Capital expenditures for terminal value calculation assumed to be equal to depreciation and amortization less purchase of intangible assets.
(3) Purchase of intangible assets for terminal value calculation assumed to be equal to 2017P value.
(4) Present value of free cash flow based on discount rate of 12.5%
(5) Implied value per ADS based on cash, non-controlling interest and diluted shares (ADS) outstanding of $132.0 million, $1.8 million and 22.440 million.

Appendix

Summary Historical and Projected Financials (Local Currency)

(Renminbi in millions, except per ADS data)

Preliminary Draft

- Projections from 2012P – 2017P provided by Trilogy management

Historical and Projected Financial Performance

	Fiscal Year Ending December 31,										
	2009A	2010A	2011A	LTM 9/30/12	2012P	2013P	2014P	2015P	2016P	2017P	'12 - '17 CAGR (%)
Total Revenue	¥316.9	¥418.6	¥541.6	¥645.9	¥665.1	¥742.1	¥841.8	¥925.5	¥1,003.0	¥1,075.4	10.1%
Cost of Sales	25.2	41.7	58.1	67.6	79.8	96.5	117.9	138.8	160.5	182.8	
Gross Profit	¥291.7	¥377.0	¥483.5	¥578.3	¥585.3	¥645.6	¥724.0	¥786.7	¥842.5	¥892.6	8.8%
Research & Development	19.4	39.4	41.8	67.2	62.3	83.4	58.9	63.8	77.2	84.3	
Sales & Marketing	151.7	194.9	254.8	293.1	312.6	356.2	412.5	462.8	501.5	537.7	
General & Administrative	36.2	55.9	66.9	75.4	82.2	91.7	104.0	114.3	123.9	132.8	
Total Operating Expenses	207.3	290.1	363.5	435.7	457.0	531.2	575.4	640.9	702.7	754.8	
Grant Income	0.7	1.3	1.6	0.8	0.9	0.4	0.4	0.4	0.4	0.2	
Operating Income	¥85.1	¥88.1	¥121.6	¥143.4	¥129.2	¥114.8	¥148.9	¥146.2	¥140.3	¥137.9	1.3%
Other Income / (Expense)	10.1	15.0	14.7	-4.8	-1.9	16.4	17.0	18.0	19.6	21.8	
Pre-tax Income	95.2	103.1	136.4	138.6	127.3	131.1	165.9	164.2	159.8	159.7	
Income Tax Expense	11.7	21.8	28.2	31.2	26.3	27.5	34.8	34.5	33.6	33.5	
Net Income	¥83.4	¥81.3	¥108.2	¥107.4	¥100.9	¥103.6	¥131.1	¥129.8	¥126.3	¥126.2	4.6%
Non-Controlling Interest Expense	0.0	0.0	-0.4	-0.2	-0.4	0.0	0.0	0.0	0.0	0.0	
Net Income Attributable to Trilogy	¥83.4	¥81.3	¥108.6	¥107.6	¥101.3	¥103.6	¥131.1	¥129.8	¥126.3	¥126.2	4.5%
Weighted Avg. ADS O/S	21.5	21.6	21.9	22.4	22.9	23.3	23.7	24.2	24.6	25.0	
EPS (Yuan per ADS)	¥3.88	¥3.76	¥4.96	¥4.81	¥4.43	¥4.44	¥5.52	¥5.37	¥5.13	¥5.04	2.6%
Operating Income	85.1	88.1	121.6	143.4	129.2	114.8	148.9	146.2	140.3	137.9	
Depreciation & Amortization	8.1	15.0	22.8	24.4	24.8	28.0	29.9	41.3	43.2	65.8	
Stock Based Compensation	6.6	24.5	21.2	21.9	22.0	22.0	22.0	22.0	22.0	22.0	
Adjusted EBITDA	¥99.7	¥127.6	¥165.6	¥189.7	¥175.9	¥164.8	¥200.9	¥209.5	¥205.4	¥225.8	5.1%
Capital Expenditures	95.8	40.8	34.9	33.8	32.7	118.1	118.1	70.9	70.9	18.9	
Purchase of Intangible Assets	0.0	41.3	8.1	10.0	12.0	12.0	12.0	12.0	12.0	12.0	
Increase in Net Working Capital		55.8	6.2	na	27.9	16.9	19.1	17.0	14.0	13.1	
Growth											
Revenue		32.1%	29.4%	na	22.8%	11.6%	13.4%	9.9%	8.4%	7.2%	
Gross Profit		29.2%	28.3%	na	21.0%	10.3%	12.1%	8.7%	7.1%	5.9%	
Operating Income		3.6%	38.1%	na	6.2%	(11.1%)	29.8%	(1.8%)	(4.1%)	(1.7%)	
Adjusted EBITDA		28.0%	29.8%	na	6.2%	(6.3%)	21.9%	4.3%	(1.9%)	9.9%	
Net Income		(2.6%)	33.1%	na	(6.7%)	2.6%	26.6%	(1.0%)	(2.7%)	(0.0%)	
Margins											
Gross Profit	92.0%	90.1%	89.3%	89.5%	88.0%	87.0%	86.0%	85.0%	84.0%	83.0%	
Operating Expense	65.4%	69.3%	67.1%	67.5%	68.7%	71.6%	68.4%	69.2%	70.1%	70.2%	
Operating Income	26.8%	21.0%	22.5%	22.2%	19.4%	15.5%	17.7%	15.8%	14.0%	12.8%	
Adjusted EBITDA	31.5%	30.5%	30.6%	29.4%	26.4%	22.2%	23.9%	22.6%	20.5%	21.0%	
Net Income	26.3%	19.4%	20.0%	16.6%	15.2%	14.0%	15.6%	14.0%	12.6%	11.7%	

Source: Historical financial data per Trilogy public filings and Trilogy management. Projected financial information per Trilogy management.
Note: "na" denotes data not available.

Premiums Paid Overview

Selected China Go-Private Transactions Announced Since January 1, 2010

Preliminary Draft

	Premiums Prior to Announcement (%)
	1 Day
High	100.0%
Median	**24.2%**
Low	9.7%

Source: Capital IQ.
Note: Dataset includes 23 selected precedent transactions.

Weighted Average Cost of Capital

($ in Millions)

Preliminary Draft

Illustrative WACC Calculation	
Equity Risk Premium (Rm-Rf)	6.6%
China Risk Premium	1.7%
Multiplied by: Levered Beta	0.930
Adjusted Equity Risk Premium	7.7%
Risk-free Rate of Return (Rf)	2.4%
Size Premium	2.8%
Cost of Equity (Ke)	**12.9%**
Equity / Capital	93.0%
Cost of Equity Portion	**12.0%**
Cost of Debt (Kd)	**8.0%**
Assumed Tax Rate	19.6%
After-Tax Cost of Debt	**6.4%**
Debt / Capital	7.0%
Cost of Debt Portion	**0.4%**
WACC	**12.5%**

Assumptions	
Equity Risk Premium (Rm-Rf)[1]	6.6%
China Risk Premium[2]	1.7%
Risk-Free Rate of Return (Rf)[3]	2.4%
Size Premium[4]	2.8%
Assumed Cost of Debt (Kd)[5]	8.0%
Median Tax Rate for Selected Chinese Companies	19.6%
Assumed Debt / Capital	7.0%

Beta Determination

Company	Adjusted 2-Yr Beta[6]	Market Value of Equity[7]	Total Debt, NCI & Pref Stock	Tax Rate	Leverage Ratios D/E	Leverage Ratios D/(D+E)	Unlevered 2-Yr Beta[8]
China							
Lansen Pharmaceutical Holdings Co., Ltd	1.045	$115.1	$26.8	17.9%	23.3%	18.9%	0.877
Lee's Pharmaceutical Holdings Ltd.	0.567	337.9	4.8	14.6%	1.4%	1.4%	0.560
SciClone Pharmaceuticals, Inc.	1.015	242.3	0.0	nm	-	-	1.015
Sihuan Pharmaceutical Holdings Group Ltd.	1.062	2,136.8	91.5	21.6%	4.3%	4.1%	1.027
Simcere Pharmaceutical Group.	0.762	431.7	127.9	nm	29.6%	22.9%	0.639
Sino Biopharmaceutical Ltd.	0.500	2,333.6	175.1	21.2%	7.5%	7.0%	0.472
Sinovac Biotech Ltd.	1.356	149.9	41.7	nm	27.8%	21.8%	1.148
Peer Mean	**0.901**	**$821.0**	**$66.8**	**18.8%**	**13.4%**	**10.9%**	**0.820**
Peer Median	**1.015**	**337.9**	**41.7**	**19.6%**	**7.5%**	**7.0%**	**0.877**
Trilogy	0.989	291.5	1.8	22.5%	0.6%	0.6%	0.984

Unlevered Beta	
Median Unlevered Beta	**0.877**
Median Debt / Capital	**7.0%**
Implied Debt / Equity	**7.5%**
Levered Beta[8]	**0.930**

Note: "nm" denotes data not meaningful.

(1) Represents current long-term historical arithmetic average equity risk premium per 2012 Ibbotson SBBI Risk Premia Over Time Report.
(2) Represents spread between yield on 20-year sovereign bonds of China and U.S. as of November 26, 2012.
(3) Represents 20-year U.S. Treasury yield per U.S. Department of Treasury as of November 26, 2012.
(4) Represents ninth decile size premium per 2012 Ibbotson SBBI Risk Premia Over Time Report.
(5) Represents yield to worst of U.S. High Yield B index as of November 26, 2012 plus spread between yield on 20-year sovereign bonds of China and U.S.
(6) Represents adjusted beta per Bloomberg for past two years on a weekly basis as of November 26, 2012 relative to S&P 500 for U.S.-traded companies and Hang Seng for China-traded companies.
(7) Equity values based on closing share prices as of November 26, 2012.
(8) Unlevered Beta = Levered Beta / [1 + ((D/E) * (1-T))]. Assumes tax rate equal to 35% if effective tax is not meaningful.
(9) Levered Beta = Unlevered Beta * [1 + ((D/E) * (1-T))].